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                                                                    EXHIBIT 10.9

                       INTEREP NATIONAL RADIO SALES, INC.

                           COMPENSATION DEFERRAL PLAN
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                                                                    Exhibit 10.9


                        INTEREP NATIONAL RADIO SALES, INC.

                           COMPENSATION DEFERRAL PLAN


     1.   Introduction.  Interep hereby establishes the Plan, effective January
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1, 1994, for the purpose of providing deferred compensation to a select group of executive employees in recognition of their contributions to Interep. This document constitutes the written instrument under which the Plan is maintained.

     2.   Definitions.
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     2.1  "Account" means the separate account established and maintained by
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Interep to reflect the interest of each Participant in the Plan.

     2.2  "Committee" means the committee appointed by Interep's board of
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directors.

     2.3  "Common Stock" means common stock issued by Interep.
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     2.4  "Compensation" means a Participant's salary and/or incentive
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compensation from Interep.

     2.5  "ERISA" means the Employee Retirement Income Security Act of 1974, as
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amended.

     2.6  "Interep" means Interep National Radio Sales, Inc., a New York
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corporation.

     2.7  "Participant" means each employee of Interep who is designated as such
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by the Committee.

     2.8  "Plan" means the Interep National Radio Sales, Inc. Compensation
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Deferral Plan, as set forth in this instrument and as hereafter amended.

     2.9  "Plan Year" means the calendar year.
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    2.10  "Preferred Stock" means shares of Series B Cumulative Convertible
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Preferred Stock issued by Interep.

     3.   Eligibility To Participate.
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          (a) Determination of Eligibility.  The Committee will, from time to
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time, designate Interep employees to be Participants.  Each such employee must be one of a select group of management and highly compensated employees of Interep.
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          (b) Termination Of Participation.  A Participant's participation in
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the Plan will terminate upon the Participant's payment to the Participant or his or her beneficiary of all amounts credited to the Participant's Account. A Participant's active Plan participation will cease and no allocations will be made to his or her Account under Section 5 for any period that he or she is a Interep employee but does not satisfy the criteria set forth in Section 3 (a).

     4.   Vesting.  Each Participant will always be 100% vested in his or her
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Account.

     5.   Compensation Deferrals.
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          (a) Participant Compensation Deferrals.  With respect to the 1994 and
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1995 Plan Years, each Participant may elect to defer the receipt of Compensation under the terms of deferral election forms prepared by Interep.

          (b) Deferral Elections.  Each Participant must complete a deferral
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election form for each Plan Year for which he or she wishes to defer the receipt of Compensation. To be effective, each such deferral form must satisfy the following rules:

          .    The deferral form must be signed and dated by the Participant.

          . The deferral form must be received by the Committee before the beginning of the Plan Year for which the Compensation is payable. However, in the case of an employee who becomes a Participant after the beginning of a Plan Year, the deferral form must be received by the Committee both (i) within 30 days of the
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               date on which the employee is notified of his or her eligibility to participate, and (ii) before the date on which the
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               Compensation subject to the deferral election would otherwise be paid.

          . A Participant's election to defer Compensation is irrevocable and cannot be modified or amended by the Participant.

     6.   Account Values.  Each Participant's Account will be credited with an
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initial balance of Preferred Stock (valued at $1,000 per share) equal in value to the amount deferred by the Participant, plus 11.2875 shares of Common Stock for each share of Preferred Stock initially credited to the Participant's Account. Upon distribution of an Account, the value of the Account will equal the value of the shares of Common Stock and Preferred Stock credited to the Account as of the distribution date. The value of the shares of Common Stock credited to a Participant's Account will be determined using its fair market value under the terms of The Interep Radio Store Employee Stock Ownership Plan.

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     7.   Distribution of Accounts.
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          (a) Timing And Form Of Distributions.  Subject to Section 10, each
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Participant will receive distribution(s) of his or her Account an follows:

          . To the extent that a Participant's Account holds shares of Common Stock, the value of that portion of the Account will be distributed in cash to the Participant upon his or her termination of Interep employment, as set forth in the following schedule:

               Amount of                 Timing/Form of
               Distribution              Distribution
               ------------              -----------

               Less than $10,000         Lump sum

               $10,000 to $24,999        Quarterly payments
                                         over one year

               $25, 000 to $99, 999      Quarterly payments
                                         over two years

               $100,000 to $199,999      Quarterly payments
                                         over three years

               $200,000 to $299,999      Quarterly payments
                                         over four years

               $300,000 or more          Quarterly payments
                                         over five years

          . To the extent that a Participant's Account holds shares of Preferred Stock, the value of that portion of the Participant's Account will be distributed in cash to the Participant at the later of (i) his or her termination of Interep employment, or
                                                                          --
               (ii) when Interep redeems such Preferred Stock. The Preferred Stock may be redeemed at the option of Interep or the trustee of the trust described in Section 13 on the later to occur of (i)
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               the redemption of all outstanding shares of Series A Preferred
               Stock issued by Interep, or (ii) November 1, 2003.

          (b)  Beneficiary Designation.  Each Participant must designate a
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beneficiary to receive a distribution of his or her Account if the Participant dies before it is distributed to him or her. A beneficiary designation must be signed, dated and delivered to the Committee to become effective. Each new, valid beneficiary designation will cancel and supercede all prior beneficiary designations. In the absence of a valid or effective beneficiary designation, the Participant's surviving spouse will be his or her beneficiary or, if there is no surviving spouse, the Participant's estate will be his or her beneficiary. If a married Participant designates anyone other than his or

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her spouse as his or her beneficiary, such designation will be void unless it is signed and dated by the Participant's spouse.

     8.   Withholding.  Interep will withhold from any Plan distribution all
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required federal, state, local and other taxes and any other payroll deductions required. Each Participant will agree as a condition of participation in the Plan to pay such amounts, or to have withheld annually from his or her Compensation such amounts, as are necessary to satisfy his or her tax and payroll withholding obligations.

     9.   Administration.  The Plan is administered and interpreted by Interep.
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Interep has delegated to the Committee its delegable responsibilities under the
Plan. The Committee will maintain, or cause to be maintained, records that show the balance of each Participant's Account, and will provide each Participant with an annual statement that reflects his or her Account balance. The Committee has the full and exclusive discretion to interpret and administer the Plan. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law.

     10.  Amendment Or Termination.  Interep reserves the right, in its sole and
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unlimited discretion, to amend or terminate the Plan at any time, without prior notice to any Participant. Interep may amend the Plan by action of any of its officers authorized to do so by its board of directors. However, no such amendment or termination will reduce the amounts credited to a Participant's Account prior to such amendment or termination.

     11.  Claims Procedure.  Any person who believes that he or she is entitled
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to any payment under the Plan may submit a claim in writing to the Committee.
If the claim is denied (either in full or in part), the claimant will be provided a written notice that explains the specific reasons for the denial and refers to the provisions of the Plan on which the denial is based. The notice will describe any additional information needed to support the claim. The denial notice will be provided to the claimant within 90 days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial 90-day period.

     12.  Appeal Procedure.  If a claim is denied, the claimant (or his or her
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authorized representative) may apply in writing to the Committee for a review of the decision denying the claim. The claimant (or representative) then has the right to review pertinent documents and to submit issues and comments in writing. The Committee will provide written notice of its decision on review within 60 days after it receives a review request. If additional time (up to 60 days) is needed to review the request, the claimant will be given written notice of the reason for the delay.

     13.  Source Of Payments.  Interep intends to establish a trust and to
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contribute shares of Common Stock and Preferred Stock to this trust for the benefit of Participants. Under the terms of the trust instrument, the trust's assets will be available to pay the claims of Interep's creditors in the event of Interep's insolvency. All payments under the Plan will be paid in cash

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from either the general funds of Interep or from the trust. To the extent that
Interep or the trust makes payments under the Plan, the other entity will be absolved of its responsibility for such payments. Any right of any person to receive any payment under the Plan is no greater than the right of any other unsecured creditor of Interep.

     14.  Inalienability.  A Participant's rights to benefits under the Plan are
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not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary.

     15.  Applicable Law.  The provisions of the Plan will be construed,
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administered and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of New York.

     16.  Severability.  If any provision of the Plan is held invalid or
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unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced an if such provision had not been included.

     17.  No Employment Contract.  No Interep employee has any right to be
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retained in the employ of Interep by virtue of his or her status as a
Participant.

     18.  Status Of Plan As ERISA "Top Hat" Plan.  The Plan is intended to be an
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unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees and will be administered and construed to effectuate this intent. Accordingly, the Plan is subject to Title I of ERISA, but is exempt from Parts 2, 3 and 4 of Title I (B) of ERISA.

Execution
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          IN WITNESS WHEREOF, Interep National Radio Sales, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

                              INTEREP NATIONAL RADIO SALES, INC.


                              By/s/ Debra Schwartz
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                              Dated     August 22, 1994
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